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                                                               Exhibit (d)(4.1)


                                 FIRST ADDENDUM
                      Pacific Capital New Asia Growth Fund

            THIS FIRST ADDENDUM, dated October 1, 2002, to the Sub-Advisory Agreement dated June 13, 2000 among Pacific Capital Funds (the "Trust"), The Asset Management Group of Bank of Hawaii (the "Advisor"), and First State (Hong
Kong) LLC (formerly CMG First State (Hong Kong) LLC ("Sub-Advisor"), modifies the Sub-Advisory Agreement as follows:.

            The text of Section 8 "Compensation" is deleted in its entirety and the following substituted in lieu thereof:

            For the services provided and the expenses assumed with respect to the Fund pursuant to this Agreement, the Sub-Adviser shall be entitled to a fee, computed daily and payable quarterly directly by the Trust, calculated at the annual rate of 0.50% of the Fund's average daily net assets.

            IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                          BANK OF HAWAII
                                          (formerly Pacific Century Trust)
                                          (successor by merger to Hawaiian Trust
                                          Company, Ltd.)

                                          By:    /s/ Steven R. Champion
                                          Name:  Steven R. Champion
                                          Title: Executive Vice President

                                          FIRST STATE
                                          (HONG KONG) LLC

                                          By:    /s/ Lawrence Soo
                                          Name:  Lawrence Soo
                                          Title: Chief Financial Officer, Asia

                                          PACIFIC CAPITAL FUNDS

                                          By:    /s/ Andrew P. Spencer
                                          Name:  Andrew P. Spencer
                                          Title: Executive Vice President